EXHIBIT (g.4)

                                   Appendix 2

                          List of the WEBS Index Series



                                WEBS Index Series
                       ---------------------------------
                           Australia WEBS Index Series
                            Austria WEBS Index Series
                            Belgium WEBS Index Series
                        Brazil (Free) WEBS Index Series*
                            Canada WEBS Index Series
                             EMU WEBS Index Series*
                            France WEBS Index Series
                            Germany WEBS Index Series
                            Greece WEBS Index Series*
                           Hong Kong WEBS Index Series
                          Indonesia (Free) WEBS Series*
                             Italy WEBS Index Series
                             Japan WEBS Index Series
                            Korea WEBS Index Series*
                        Malaysia (Free) WEBS Index Series
                         Mexico (Free) WEBS Index Series
                          Netherlands WEBS Index Series
                           Portugal WEBS Index Series*
                       Singapore (Free) WEBS Index Series
                         South Africa WEBS Index Series*
                             Spain WEBS Index Series
                            Sweden WEBS Index Series
                          Switzerland WEBS Index Series
                            Taiwan WEBS Index Series*
                       Thailand (Free) WEBS Index Series*
                            Turkey WEBS Index Series*
                        United Kingdom WEBS Index Series
                             USA WEBS Index Series*

                   *    New Series added October 19, 1999.


This Appendix 2 was amended to add new WEBS Index Series and approved by the Board of Directors of the WEBS Index Fund, Inc. on October 19, 1999.